Exhibit 10.3

FAO Ian Hill

UK Independent Medical Services Ltd

Brenner House

Rainton Bridge Business Park

Houghton-Le-Spring

DH4 5RA

28th June 2013

Dear Ian

I am pleased to confirm the renewal of the Sales Finance Agreement between UK Independent Medical Services Ltd and Barclays Bank PLC, dated 30 September 2010.

Amendments

●	The Minimum period of this agreement is amended to 24 months from the date that this letter is signed (which shall be the revised commencement period)

●

A Grouped Ceiling of £31,500,000 will be made available across UK Independent Medical Services Ltd, Premex Services Ltd and Premex Services (Liverpool) Ltd facilities upon written request by all entities ( 2 Directors signing per entity). For clarity, facility availability is to be calculated against each entities own debtor control account balance.

●

In relation to the following , existing covenant “Debts on payment terms over 720 days to be capped at a maximum of 10% of the ledger. A monthly report is required confirming the value of debts outstanding where payment terms are beyond 720 days”, a formal reporting system is to be in place by 31st August 2013 and in the interim the appropriate information is required on a best endeavours monthly basis.

●	The Discount Margin is reduced to 2.40% above Barclays Base Rate.

●	A renewal fee of £30,000 plus VAT is payable in respect of the facility renewal and amendment.

All other terms and conditions remain as previously stated.

The amendments will be implemented upon receipt of the signed copy of this letter.

I trust that you will find this acceptable however if you have any queries please do not hesitate to contact me.

Yours sincerely

Signed on behalf of Barclays Bank PLC – Sales Financing

/s/Stuart Wainwright

Stuart Wainwright

Relationship Director

0777 554 2014

We hereby acknowledge and confirm the amendment as detailed in facility amendment letter dated 28 June 2013.

/s/Ian Hill                                     28/06/13

………………………. Dated……………………

Signed For and on behalf of UK Independent Medical Services Ltd – Director

/s/Donald Fowler                        28/06/13

………………………. Dated……………………

Signed For and on behalf of UK Independent Medical Services Ltd – Director / Company Secretary